David Lester Named CEO of OPTIMIZERx Corporation

Rochester, MI – April 6, 2009 – OPTIMIZERx Corporation (OTCPK: OPRX) announced today that David Lester has been named Chief Executive Officer.  Mr. Lester takes over the CEO reigns from founder David Harrell, who will remain Chairman of the Board.  Mr. Harrell will remain active with the Company in various business development duties.  In addition to his role as CEO, Mr. Lester will also serve on the OPTIMIZERx Board of Directors.

David Lester is a business veteran whom has accumulated over thirty years of executive experience in the areas of business, marketing, sales, operations, technology, and leadership.   Prior to accepting his new role with OPTIMIZERx, Mr. Lester held the title of Director, Consumer & Industrial Products Marketing for Deloitte LLP.  During his tenure at Deloitte, he established Deloitte as a leader through innovative programs and strategic partnerships.  Prior to Deloitte, he worked with Sun Microsystems as Director, Industry Strategy & Marketing, and Manufacturing Industries.

David Lester has worked with Governor Tommy Thompson, former Secretary of Health & Human Services, on health care reform and cost control; partnered with Governor Tom Ridge, former head of Homeland Security on defending cyber security initiatives; and as a active participant within the National Association of Manufacturers and the Manufacturing Institute worked with former Michigan Governor John Engler, now President of the National Association of Manufacturers,  on challenges inhibiting the competitiveness of manufacturers like health care reform, trade policy, renewable energy, business tax reform, and sustainability.

David Harrell commented, "David Lester brings a valuable skill set to lead OPTIMIZERx into what we believe will be an accelerated growth period.  His executive experience will provide a significant asset to complement our executive team.  As we further strengthen our relationships with our strategic partners, it is imperative to have a CEO of the highest caliber and I believe that we have found that in David Lester.”

"I'm very pleased to be joining OPTIMIZERx," said David Lester. "I view this as an incredible opportunity to join an organization that is leading an industry change into a very large, and constantly growing, market.  The business development that the Company has achieved in such a short time frame is quite impressive and a testament to the quality of leadership already in place.  I hope that my experience and relationships can help our executive team take this company to the next level.”

About OPTIMIZERx Corporation

OPTIMIZERx provides unique platforms to help patients better afford and comply to their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand patient awareness, access and adherence to their brands. The Company's patient support website, www.OPTIMIZERx.com, and its permanent subscriber base, continue to grow each month and is quickly becoming the preferred way to access branded prescription savings and support programs. Additionally, OPTIMIZERx has developed OFFERx(TM) and ADHERxE(TM) to allow a more streamlined, effective way to create, promote and manage new trial or co-pay programs on behalf of brand-name pharmaceuticals and health care products.

'SAFE HARBOR'

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Contact:
Tom Majerowicz
248-651-6568